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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No.
----------) and related Prospectus of Sun Microsystems, Inc. for the registration of $1,000,000,000 of debt securities and common stock and to the incorporation by reference therein of our reports dated July 16, 1997, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its annual report (Form 10-K, as amended on Form 10-K/A) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Palo Alto, California

October 16, 1997